EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT


            Name              Percentage   State of Jurisdiction
            ----                Owned        of Incorporation
                              ----------   ---------------------

 Oshkosh Savings Bank, FSB     100%            United States

 OSB Investments, Inc.         100%<1>            Nevada

 Oshkosh Financial, Inc.       100%<1>           Wisconsin



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<1>  Owned by Oshkosh Savings Bank, FSB